EXHIBIT 99.1
Investor Contact: Ken Cooper — 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom — 952-229-7435 or pr@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ELECTS NEW MEMBERS TO BOARD OF DIRECTORS
Jack W. Eugster and John K. Lloyd Bring Additional Retail and Healthcare Expertise to Board
CHANHASSEN, Minn. (October 19, 2009) — Life Time Fitness, Inc. (NYSE: LTM) announced today that Jack W. Eugster and John K. Lloyd were elected to its board of directors effective October 13, 2009.
     From 1980 until his retirement in 2001, Mr. Eugster, 64, served as chairman, president and CEO of Musicland Corporation, a retail music and home video company. During his tenure, Musicland grew from $240 million in annual revenues to $1.9 billion, and 450 stores to more than 1,300, including multiple retail store concepts and brands. Prior to Musicland, Mr. Eugster held executive leadership positions with The Gap, Inc. and Target Corporation. He currently serves on the board of directors of three public companies, including Donaldson Company, Inc., Graco Inc., and Black Hills Corporation, as well as several privately held organizations and community entities. Previously, Mr. Eugster also served on the board of directors of Best Buy Co., Inc., The Gap, Inc., ShopKo Stores, Inc. and Golf Galaxy, Inc. He earned his MBA from Stanford University and bachelor’s degree from Carleton College.
     Since 1997, Mr. Lloyd, 63, has served as president of Meridian Health, a $1.1 billion, New Jersey-based integrated health system which encompasses four hospitals and an extensive network of non-hospital healthcare services, such as hospice care, nursing, rehabilitation, ambulance services, and physician practice management and support. During Mr. Lloyd’s tenure, Meridian Health has evolved into a nationally-recognized health care leader in clinical quality, nursing excellence and innovative technology applications. Prior to Meridian Health, Mr. Lloyd held executive leadership positions with Jersey Shore University Medical Center, Modern Health Affiliates, Inc., and Episcopal Hospital. He currently serves on the board of directors of QualCare Preferred Providers and QualCare Alliance Networks, Inc., as well as several other privately held organizations and community entities. Previously, Mr. Lloyd also served on the board of directors of Commerce Bancorp, Inc. He earned his MBA from Temple University and bachelor’s degree from Princeton University.
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Life Time Fitness Elects New Board Members — Page 2
     “I am pleased to welcome Jack and John to our seasoned board of directors,” said Bahram Akradi, Life Time Fitness chairman, chief executive officer and president. “Both are proven leaders who bring tremendous retail and healthcare experience to Life Time Fitness.”
     The addition of Messrs. Eugster and Lloyd brings the total number of Life Time Fitness board of directors members to eight, seven of whom are independent. The Company expects Messrs. Eugster and Lloyd to be appointed to standing board committees at upcoming meetings of its board of directors.
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About Life Time Fitness, Inc.
Life Time Fitness, Inc. (NYSE:LTM) operates distinctive and large, multi-use sports and athletic, professional fitness, family recreation and resort and spa centers. The Company also provides consumers with personal training services, full-service spas and cafes, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine, Experience Life, athletic events and nutritional products. As of October 19, 2009, Life Time Fitness operated 84 centers in 19 states, including Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Michigan, Minnesota, Missouri, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Texas, Utah and Virginia. Life Time Fitness is headquartered in Chanhassen, Minnesota, and can be located on the Web at lifetimefitness.com. LIFE TIME FITNESS, LIFE TIME ATHLETIC, EXPERIENCE LIFE, and the LIFE TIME FITNESS TRIATHLON SERIES are trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.